SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

X Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box

     Preliminary Proxy Statemen
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
 X    Definitive Proxy Statement
     Definitive Additional Material
     Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                       The York Water Company
          (Name of Registrant as Specified In Its Charter)

                       The York Water Company
             (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box)

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     6(i)(4) and 0-11

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          applies:

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          applies;

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          computed pursuant to Exchange Act Rule 0-11:*

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*    Set forth the amount on which the filing fee is calculated and state how it was determined.

     Fee paid previously with preliminary materials.

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     Exchange Act Rule 0-11(a)(2) and identify the filing for
     which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid

     2)   Form, Schedule or Registration Statement No.:

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     4)   Date Filed:

                     THE YORK WATER COMPANY
                        130 EAST MARKET STREET
                       YORK, PENNSYLVANIA 17401


                                            April 2, 1998

              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

           TO THE SHAREHOLDERS OF THE YORK WATER COMPANY


NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Shareholders of The York Water Company will be held at the office of the Company, 130 East Market Street, in the City of York
Pennsylvania, on May 4, 1998 at 1:00 P.M. for the purpose of taking action upon the following proposals:

     (1) To elect three (3) Directors to three-year terms of office

     (2) To appoint independent accountants to audit the financial statements of the Company for the year 1998;

     (3) To transact such other business as may properly come before the meeting

   The Board of Directors has fixed the close of business of March 16, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

   You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to sign, date and return the enclosed proxy at your earliest convenience in the enclosed stamped return envelope.

                            By order of the Board of Directors

                                   JEFFREY S. OSMAN
                                   Secretary

                        THE YORK WATER COMPANY
                        130 EAST MARKET STREET
                       YORK, PENNSYLVANIA 17401


                                                          April 2, 1998

                            PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being furnished to the shareholders of The York Water Company (hereinafter referred to as the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company whereby shareholders would appoint Frank Motter, George Hay Kain III, and Paul W. Ware and each of them, as Proxies on behalf of the shareholders, to be used at the Annual Meeting of the Shareholders of the Company to be held at 1:00 p.m. at the office of the Company on May 4, 1998 (the "Annual Meeting") and at any adjournment thereof.

     Solicitation of proxies will be primarily by mail. Proxies may also be solicited personally and by telephone by regular employees of the Company. The expenses of the solicitation will be borne by the Company. Such expenses may also include ordinary charges and expenses of brokerage houses and other custodians, nominees and other fiduciaries for forwarding documents the shareholders. This Proxy Statement has been mailed to shareholders of the Company on or about March 31, 1998.

     A shareholder who completes and forwards the enclosed proxy to the Company is not precluded from attending the Annual Meeting and voting his or her shares in person, and may revoke the proxy by delivering a later dated proxy or by written notification to the Company at any time before the proxy is exercised.


                        PURPOSE OF THE MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon proposals: (i) to elect three (3) Directors to serve for a term of three (3) years; and (ii) to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1998.

Shareholders may also consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.


                         VOTING AT THE MEETING

     The outstanding securities of the Company entitled to vote at the meeting consist of 2,943,794 shares of Common Stock. The presence at the Annual Meeting in person or by proxy of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast will constitute a quorum for the Annual Meeting.

     The record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or at any adjournment or adjournments thereof is the close of business on March 16, 1998. Shareholders are entitled to one vote for each share on all matters coming before the meeting, except that shareholders have cumulative voting rights with respect to the election of Directors. Cumulative voting rights permit each shareholder to cast as many votes in the election of each class of Directors to be elected as shall equal the number of such shareholder's shares of Common Stock multiplied by the number of Directors to be elected in such class of Directors, and each shareholder may cast all such votes for a single nominee or distribute such votes among two or more nominees in such class as the shareholder may see fit. Discretionary authority to cumulate votes is not being solicited.

     In accordance with Pennsylvania law, a shareholder can withhold authority to vote for all nominees for directors or can withhold authority to vote for certain nominees for directors. Directors will be elected by a plurality of the votes cast. Votes that are withheld will be excluded from the vote and will have no effect.

     Brokers who have received no voting instructions from their customers will have discretion to vote with respect to election of directors and the proposal to ratify the Company's auditors.


           VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     No person, so far as known to the Company, beneficially owns five (5) percent or more of the Company's outstanding Common
Stock as of March 16, 1998.


                         ELECTION OF DIRECTORS

     At the Annual Meeting, all the nominees, each of whom is currently serving as Director, are to be elected to serve for the ensuing three (3) years and until their respective successors have been elected and qualified. The Company has a total of nine Directors, who are elected to staggered three-year terms of office. Each share represented by the enclosed proxy will be voted for each of the nominees listed, unless authority to do so is withheld. If any nominee becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the Proxies.

     The three directors are to be elected by a plurality of the votes cast at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

     The information appearing in the following table with respect to principal occupation and beneficial ownership of Common Stock of the Company has been furnished to the Company by the three nominees and the six directors continuing in office as of March 16, 1998.


                                                      Percent of
        Principal Occupation During  Director  Full Shares OwnedTotal Shares
Name    Last Five Years            Since    Beneficially<F1>Outstanding<F2>

               NOMINEES FOR ELECTION TO THREE YEAR TERMS EXPIRING IN 2001

Irvin S. Naylor*   62  Chairman of the Board, The York Water  10/31/60
                                                                  13,564 0 .46
                         Company, September, 1993 to date
                         Secretary-Treasurer, The York Water
                         Company, May, 1977 to September, 1993
                       President/Owner, Snow Time, Inc., Own
                         and Operates Ski Areas, June, 1964 to date
                       Vice Chairman/Owner, Cor-Box, Inc.
                         Mfg. Corrugated Boxes, June, 1966 to date

William T. Morris, P.E.* 60 President and Chief Executive Officer, 4/19/78
                                                          9,972     <F3> 0.34
                         The York Water Company, May, 1995 to date
                       President and General Manager
                         The York Water Company, May, 1982
                         to May, 1995

Horace Keesey III* 69  Vice Chairman of the Board, The York  8/27/79
                                                           13,048  <F4> 0.44
                         Water Company, May, 1995 to date
                       Vice President, The York Water
                         Company, May, 1986 to May, 1995




TO CONTINUE FOR TERMS EXPIRING IN 1999

Paul W. Ware*      51  Chairman, Penn Fuel Gas, Inc., June,  3/27/89
                                                             130,725 <F5> 4.44
                     1990 to date

John L. Finlayson** 57  Vice President-Finance and   9/2/93    1,924  0.07
                     Administration, Susquehanna Pfaltzgraff
                     Co., August, 1978 to date

Chloe R. Eichelberger  63  Owner/President/Chief Executive Officer, 9/15/95
                                                                1,906   0.06
                         Chloe Eichelberger Textiles, Inc.
                         September, 1987 to date




TO CONTINUE FOR TERMS EXPIRING IN 2000

Frank Motter*      70  President, Motter Printing Press Co., 3/26/79
                                                        18,784 <F6>  0.64
                     June, 1972 to date

George Hay Kain, III, Esq. 49  Sole Practitioner, Attorney at Law 8/25/86
                                                         15,067 <F7> 0.51
                     April, 1982 to date

Michael W. Gang, Esq.** 47  Partner, Morgan, Lewis & Bockius LLP, 1/22/96
                                                          1,480   0.05
                     Counselors at Law, October, 1984
                     to date. Morgan, Lewis & Bockius LLP
                     is counsel to the Company






All Directors an
Executive Officer
as a group                                            206,470 <F8>   7.01


* Members and  ** Alternate Members of the Executive Committee

<F1>  Except as indicated in the footnotes below, Directors
       possessed sole voting power and sole investment power with respect to all shares set forth in this column.



<F2>  The percentage for each individual or group is based on the aggregate shares outstanding as of March 16, 1998.
      (2,943,794 shares)



<3> Includes 8,687 shares owned jointly with Mr. Morris' wife and mother on which he shares voting and investment power.



<F4>  Includes 2,817 shares owned jointly with Mr. Keesey's four adult children on which he shares voting and investment power.



<F5>  Includes 3,806 shares held by Mr. Ware as custodian for two minor children and 307 shares for his wife for which Mr.
      Ware disclaims beneficial ownership. Also includes 123,460 shares held by Oxford Foundation, a charitable foundation, of which Mr. Ware is a Director. Mr. Ware shares voting power and investment power with respect to this holding.



<F6>  Includes 4,300 shares held by wife for which Mr. Motter disclaims beneficial ownership.



<F7>  Includes 3,203 shares held by wife and child for which Mr.
      Kain disclaims beneficial ownership. Also includes 6,232 shares held by estate of his grandfather, for which he is one of three co-trustees and shares voting power and investment power.



<F8>  Includes shares owned by family members, and certain other shares, as to which some Directors and Officers disclaim any beneficial ownership and which are further disclosed in the notes above.


       SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company believes that during the year ended December 31, 1997, its directors and executive officers complied with all applicable filing requirements of Section 16(a) of the Securities Exchange Act of 1934. The foregoing statement is based solely upon a review of copies of reports furnished to the Company and written representations of its Directors and executive officers that no other reports were required.


                 MEMBERS OF OTHER BOARDS OF DIRECTORS

 The following members of the Board of Directors of The York
Water Company are Board members of publicly held companies as indicated below:

                                         Companies Other Than
                Board Members            The York Water Company

           Ms. Chloe Eichelberger        First Capitol Bank

           Mr. Frank Motter              Drovers Bancshares Corp
                                                  and
                                         The Drovers & Mechanics
                                                 Bank

           Mr. Paul W. Ware              American Water Works
                                                Company





                       COMMITTEES AND FUNCTIONS


  The Company has an Executive Committee, an Audit Committee and a Compensation and Nomination Committee, all of which are composed of members of the Board of Directors.

  The Executive Committee held ten (10) meetings during the fiscal year ended December 31, 1997. The Executive Committee is empowered to function as delegated by the Board of Directors.

  The Audit Committee held two (2) meetings in 1997. The Audit Committee monitors the audit functions of our independent public accountants and internal controls of the Company. The Audit Committee of the Company is composed of the following Directors appointed by the Board: Paul W. Ware, Chairman; Frank Motter; John L. Finlayson; and Chloe R. Eichelberger.

  The Compensation and Nomination Committee held three (3) meetings in 1997 and considers and makes recommendations to the Board of Directors concerning the proposed compensations, salaries and per diems of the corporate officers, Directors and members of the Committees of the Board of Directors of the Company and makes recommendations to the Board of Directors for nominations for Directors and officers of the Company. This Committee will consider nominees recommended by shareholders of the Company.
Such recommendations should be made in writing, should include statement of the recommended nominee's qualifications, and should be addressed to the Committee at the address of the Company. In accordance with the Company's bylaws, actual nominations must bw made in writing and must be received by the Company not less than ninety (90) days before the date of the Annual Meeting. The Compensation and Nomination Committee is composed of the following Directors appointed by the Board: Frank Motter, Chairman; Paul Ware; John L. Finlayson; Michael W. Gang; and Irvin S. Naylor, ex officio.


           COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information concerning compensation paid or accrued by the Company to the chief executive officer of the Company. No other executive officer of the Company earned more than $100,000 in salary during any of the last three fiscal years. The Company has not paid any bonuses in any of the last three fiscal years.


                     SUMMARY COMPENSATION TABLE

                       Annual Compensation
       Name and                                All Other Compensation

 Principal Position         Year    Salary($)(1)       ($)(2)


       William T. Morris,  1997         144,102        2,839
       President, Chief    1996         134,836        2,339
       Executive Officer   1995         119,978        2,339
       and Director

      (1)  Includes amounts deferred by Mr. Morris
           under the Company's deferred compensation program for management and supervisory personnel (the "Deferred Compensation
           Program").

      (2)  Represents $1,000 of Company matching
         contributions to the 401(k) plan and
           $1,839 in insurance policy premiums
           expended by the Company to fund Mr.
           Morris' interest in the Deferred
           Compensation Program. It is anticipated that the Company will expend the total of $1,839 in remaining policy premiums to fund Mr. Morris' interest in the Deferred
           Compensation Program.

      Officers with five years' service are entitled to benefits under the Company's General and Administrative Employees Pension Plan (the "Pension Plan") upon retirement after attaining age 55. The pension benefit computation is based on the years of service times the sum of $16.50 and 1-1/2% of that portion of the final average monthly earnings which are in excess of $400. The final average monthly earnings are the average of the employee's earnings, exclusive of overtime earnings, for the 60 months immediately preceding the date the pension benefit calculation is made. As of December 31, 1997, Mr. Morris has been credited with 29 years of service under the Pension Plan. The following table illustrates the approximate annual benefit that may become payable under the Pension Plan to the executive officers who have met both the five year and 55 year age requirements, based upon the indicated assumptions as to remuneration and years of credited service.





 Remuneration                   Years of Service

		                    10    15     	20     	25      	30
$175,440          $27,576 $41,364 $55,152  $68,940  $82,728

The above figures assume retirement at age 65 with a straight-life annuity and without reduction for a survivor benefit or Social Security benefits.

  The Company maintains a supplemental retirement program (the "Supplemental Plan"), which provides senior management with retirement benefit in addition to the Pension Plan. The Supplemental Plan is designed to encourage management to stay with the Company until retirement. Supplemental Plan benefits have been made available to four members of the Company's management and are payable to the executive or his beneficiary
("Supplemental Plan Beneficiary") monthly over a period of 180 months. The annual benefit payable under the Supplemental Plan (the "Annual Benefit") may be calculated by multiplying the number of years of service subsequent to December 31, 1983 but prior to the attainment of age 65, by a predetermined annual retirement benefit unit, which in the case of Mr. Morris is $3,600 and in the case of all Supplemental Plan Participants ranges from $1,200 to $3,600. The estimated Annual Benefit payable to Mr. Morris at normal retirement age under the Supplemental Plan is $70,176. The Supplemental Plan is funded by insurance policies owned by the Company on each manager covered by the Supplemental Plan, and in the assumptions made as to mortality experience, policy dividends and other factors (the "Funding Assumptions") are realized, the Company will recover all of its payments made under the Supplemental Plan plus a factor for the use of the Company's money. The Company is obligated to pay Annual Benefits, and Supplemental Plan Beneficiaries have the status of unsecured creditors of the Company with respect to Annual Benefits, regardless of whether the Funding Assumptions are realized and the insurance policies fully fund or reimburse the Company for its payments under the Supplemental Plan. The following table illustrates the approximate Annual Benefits that may become payable to Supplemental Plan Beneficiaries:



Annual
Retirement
Benefit
Unit	              Years of Service
                   Subsequent to December 31, 1983

                      10      15       	20     	25    	30

 $3,600           $36,000  $54,000    $72,000  $90,000 $108,000
  2,100            21,000   31,500     42,000   52,500   63,000
  1,440            14,400   21,600     28,800   36,000   43,200
  1,200            12,000   18,000     24,000   30,000   36,000


The Deferred Compensation Program permits eligible supervisors, managers and executives to defer up to 5% of salary, normally over an eleven (11) year period, with the Company matching the deferment, up to 2-1/2% of salary. The Company has obtained life insurance policies for participants under the Deferred Compensation Program to fund its future payment obligations under the Deferred Compensation Program, and no cash balances are maintained by the Company to fund participant deferrals, Company matching contributions, or earnings with respect to such balances derived from the insurance policies (together, the "Deferred Compensation Program Balances"). At retirement, each participant, or beneficiary, is entitled to receive over a ten-year period monthly payments equal in the aggregate to the Deferred Compensation Program Balance that accrued with respect to such participant in Company maintained book-entry accounts. Except for Mr. Morris, no other directors participate in this program. Mr. Morris' projected annual payment under this program is $20,599.

    Each Director who is not a regular full-time employee of the Company is entitled to receive the following amounts for services rendered to the Company: $6,800 per annum in Directors' fees, $3,300 per annum for service as a regular member of the Executive Committee; a per diem of $410 for each Board of Directors' Meeting; and a per diem of $360 for a regular or alternate member's attendance at each Executive Committee Meeting. There were 14 Board of Directors' Meetings and 10 Executive Committee Meetings during the fiscal year ended December 31, 1997. All Directors attended at least 75% of the scheduled Board of Directors' Meetings except George Hay Kain, III, who attended 73% of the meetings. All Directors attended at least 75% of the scheduled committee meetings.

                         COMPANY PERFORMANCE

    The following line graph presents the annual and cumulative total shareholder return for The York Water Company Common Stock over a five-year period, as compared to a comparable return associated with an investment in the S&P 500 Composite Index and composite index of water companies prepared and maintained by Edward D. Jones & Co. (the "Peer Index") .

(Details of graph not transmitted electronically are as follows:

                            DOLLAR RETURN
                          For Past 5 Years

           1993      1994      1995      1996      1997

Peer       111       97        107       121       148

York Water 112       127       141       147       178

S&P        115       113       147       166       197


    The line graph above assumes $100 invested on December 31, 1992 in the Company's Common Stock and the stock of companies included in the S&P 500 and the Peer Index and assumes the quarterly reinvestment of dividends. The return for the Peer Index presented above took into consideration the cumulative total return of the common stock of the following water companies included in the Peer Index: American Water Works Inc.; Aquarion Company; California Water Service; Connecticut Water Service Inc.; Consumers Water Company; Elizabethtown Corp.; GWC Corp.; IWC Resources Corp.; Middlesex Water Company; Philadelphia Suburban Corp.; SJW Corp.; Southern California Water; Southwest Water Co.; and United Water Resources.


       COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Nomination Committee of the Board of Directors of the Company establishes general compensation policies of the Company and considers and makes recommendations to the Board of Directors concerning the proposed compensation, salaries and per diems of the President and Chief Executive Officer, the Chairman, Vice Chairman, directors and members of the Committees of the Board of Directors of the Company. The Chairman and Vice Chairman serve the Company in a part-time capacity, and the amount of salary payable to such officers has been determined by the Committee based upon the amount of time dedicated and value of contributions made to the Company.

    Mr. Morris, the Chief Executive Officer of the Company, served the Company as its President and General Manager from May, 1982 to May, 1995. In May 1995 Mr. Morris assumed the position of President and Chief Executive Officer. The Compensation and Nomination Committee historically has established Mr. Morris' compensation after considering comparative salary data from industry and other salary surveys (including data derived from publicly disclosed compensation information concerning many of the companies identified in the Peer Index), individual past performance, the Company's performance (on an absolute basis and in comparison to peer performance within the context of regulated industry), and to a lesser extent changes in the cost of living in the Company's service territory. While no formal salary or compensation guidelines have been developed or used, salary levels have been determined after balancing the foregoing factors (in their entirety, without giving weight to any particular factor and without regard to any particular relationship between compensation levels and any quantitative or qualitative aspect of the Company's performance) with the interests of the Company's shareholders, customers and employees.

    Section 162(m) of the Internal Revenue Code generally disallows, in certain circumstances, a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and next four most highly compensated executive officers. The Company does not have any compensation programs that would be impacted by Section 162(m).


Frank Motter, Chairman              John L. Finlayson, Member
Paul W. Ware, Member                Michael W. Gang, Member
                                    Irvin S. Naylor, ex officio


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Irvin S. Naylor, Chairman of the Board, is a non-voting ex officio member of the Compensation and Nomination Committee.



                       SHAREHOLDER APPROVAL OF
            APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors of the Company has approved the recommendation of the Audit Committee for the appointment of KPM Peat Marwick LLP, last year's auditors, as independent public accountants to audit the financial statements of the Company for the year 1998. It is intended that, unless otherwise specified by the shareholders, votes will be cast pursuant to the proxy hereby solicited in favor of the appointment of KPMG Peat Marwick LLP.

    Audit fees are approved by the Company's Audit Committee and all professional services to be rendered by KPMG Peat Marwick LLP are approved by the Board of Directors, and the possible effect on auditors' independence of providing nonaudit services was considered prior to the service being rendered.

    Fees for audit services include the examination of financial statements, assistance with the preparation of the Annual Report to Shareholders and the Annual Report on Form 10-K to the Securities and Exchange Commission, tax computation assistance, and consultation in connection with various accounting and tax related matters.

    Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting. Such representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

    Adoption of this proposal requires the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Annual Meeting. The Board of Directors unanimously recommends a vote "FOR" this proposal. It is understood that even if the selection of KPMG Peat Marwick LLP is ratified, the Board, at its discretion, may direct the appointment of a new independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its shareholders.


                       DISCRETIONARY AUTHORITY

    The notice of Annual Meeting of Shareholders calls for the transaction of such other business as may properly come before the meeting. The Board of Directors has no knowledge of any matters to be presented for action by the shareholders at the meeting other than is hereinbefore set forth. In the event additional matters should be presented, however, the proxies will exercise their discretion in voting on such matters.


         SHAREHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

    In accordance with the Company's bylaws, shareholder's proposals and nominations for Directors for consideration at the 1999 Annual Meeting of Shareholders must be received by the Company in writing prior to February 1, 1999.

                       THE YORK WATER COMPANY
                                PROXY
           (Solicited on Behalf of the Board of Directors)

The York Water Company hereby constitute(s) and appoint(s) the proxies named in the Proxy Statement, and each of them, as the substitute and proxy of the undersigned with power of substitution, for and in the name of the undersigned, to vote at the annual Meeting of the shareholders of The York Water Company to be held at 1:00 P.M. on the date set forth on this Proxy, and at any adjournment or adjournments thereof, upon the proposals referred to, and , in their discretion, upon any other business which may properly come before the meeting, all in accordance with and as more fully described in the Notice and Proxy Statement for said meeting.

Account No.   Shares     Annual Meeting on May 4, 1998

Said Proxies are authorized and directed to vote as indicated upon the following Proposals:

Proposal (1) Election of Directors:

For All Three Nominees
(Except as marked to the Contrary Below)


Withhold Authority
(To vote for all nominees Listed Below)

Instruction: to Withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below; or to cumulate your voted (the total may not exceed three times the number of your shares) insert the number of votes you desire for each nominee by specifying that number in the space provided under such nominee's name.

Irvin S. Naylor
(           votes)

William T. Morris, P.E.
(            votes)

Horace Keesey II
(            votes)


The Board of Directors recommends a vote "for" all three nominees.


(2) Appoint KPMG Peat Marwick LLP as auditors

For
Against
Abstain


(Authority to vote for the election of Directors shall be deemed to be granted unless specifically withhold. Shareholders' directions on other matters set forth above will be complied with, but if no direction is made, shares will be voted in accordance with the recommendations of the Board of Directors).

Signature

Signature if held jointly

Date

If no direction is made, this Proxy will be voted in accordance with the recommendations of the Board of Directors.




Multiple owners should all sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing.